Exhibit 15

ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

November 4, 2014

The Board of Directors and Shareholders of KeyCorp

We are aware of the incorporation by reference in the following Registration Statements (including all amendments thereto) of KeyCorp (“Key”) of our review report dated November 4, 2014 relating to the unaudited consolidated interim financial statements of Key that are included in its Form 10-Q for the quarter ended September 30, 2014:

Form S-3 No. 333-55959
Form S-3 No. 333-59175
Form S-3 No. 333-64601
Form S-3 No. 333-76619
Form S-3 No. 333-151608
Form S-3 No. 333-174865
Form S-3 No. 333-196641
Form S-4 No. 333-146456
Form S-8 No. 333-49609
Form S-8 No. 333-49633
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189
Form S-8 No. 333-92881
Form S-8 No. 333-45320
Form S-8 No. 333-45322
Form S-8 No. 333-99493
Form S-8 No. 333-107074
Form S-8 No. 333-107075
Form S-8 No. 333-107076
Form S-8 No. 333-109273
Form S-8 No. 333-112225
Form S-8 No. 333-116120
Form S-8 No. 333-167093
Form S-8 No. 333-188703

/s/ Ernst & Young Cleveland, Ohio